SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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                             Visual Data Corporation
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                (Name of Registrant as Specified In Its Charter)


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                             Visual Data Corporation
                                1291 SW 29 Avenue
                          Pompano Beach, Florida 33069
                  Telephone 954-917-6655 Facsimile 954-917-6660



                                      June 30, 1999

Dear Stockholder:

         You previously received the Notice of 1999 Annual Meeting of Stockholders and Proxy Statement which included statements as to an executive bonus program and options granted to certain officers and directors of Visual Data pursuant to such program.

         While such options were granted at fair market value at the time of grant consistent with prudent business practices, as a result of market conditions and the increase in our stock price, the Board of Directors, in the best interest of the shareholders has repriced those options previously granted to management and amended the executive bonus program as provided herein.

         In addition, we have restated Robert Wussler's (director nominee) biography in its entirety.

         Pursuant to the proxy previously provided, if you have already sent in such proxy, you may revoke such proxy at any time. Should you choose to do so, please call Bill Plough of our office at (954) 917-6655.

                                       Sincerely,

                                       /s/ Randy S. Selman
                                       Randy S. Selman
                                       Chairman, President and Chief Executive
                                       Officer


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         1. On page 5, paragraph 2, under the section entitled "Election of
Directors", the biography for Robert Wussler should be deleted in its entirety and replaced with the following:

Robert J. Wussler. Mr. Wussler has served as a Director of EDnet since 1995. Since June 1998 he has served as Chairman, Chief Executive Officer and President of U.S. Digital Communications, Inc., a global satellite communications firm that specializes in corporate applications. From June 1995 to May 1998, Mr. Wussler was the President and Chief Executive Officer of Affiliate Enterprises, Inc., the company formed by ABC television affiliates to pursue new business opportunities, including emerging technology applications. From 1989 to 1992, he was President and Chief Executive Officer of COMSAT Video Enterprises, where he managed the acquisition of the NBA Denver Nuggets. Previously, from 1980 to 1990, he was Senior Vice President of Turner Broadcasting, where he oversaw the launch of CNN, Headline News and TNT, in addition to serving as President of SuperStation TBS, and from 1974 to 1978, he was the President of the CBS Television Network and CBS Sports.

         2. On page 8, paragraphs 3, 4 and 5, under the section entitled "Option Grants in Year Ended September 30, 1998", should be deleted in their entirety and replaced with the following:

         In November 1998, the Company granted each of Messrs. Selman and Saperstein options to acquire 700,000 shares of the Company's Common Stock at an exercise price of $2.125 per share as part of the Company's executive bonus program. Of these options, 250,000 vested as a result of the successful completion of the acquisition of EDnet and the remaining 450,000 options shall vest upon the earlier of November 19, 2004 or the occurrence of any of the following: if the Company (i) sells or merges with another entity whereby more than 25% of the Company's outstanding Common Stock changes ownership; (ii) sells all, or substantially all, of its assets, or the assets of any of its divisions, where the proceeds from such sale exceed $20 million; (iii) receives a substantial financing from either private or public funding where the proceeds from such financing exceed $20 million; or (iv) achieves certain goals and objectives as determined by the Board of Directors. On June 16, 1999, the Company repriced the 450,000 unvested options to $16.00 per share.

         Also in November 1998, the Company granted to each of Messrs. Swirsky and Service options to acquire 50,000 shares of Common Stock at an exercise price of $2.125 per share as part of the Company's executive bonus program. All of such options shall vest on the earlier of November 19, 2004 or the occurrence of any of the following: if the Company (i) sells or merges with another entity whereby more than 25% of the Company's outstanding Common Stock changes ownership; (ii) sells all, or substantially all, of its assets, or the assets of any of its divisions, where the proceeds from such sale exceed $20 million;
(iii) receives a substantial financing from either private or public funding where the proceeds from such financing exceed $20 million; or (iv) achieves certain goals and

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objectives as determined by the Board of Directors. On June 16, 1999, the
Company repriced these options to $16.00 per share.

         Except for options issued in connection with the EDnet transaction, all of these options were granted under the 1996 Stock Option Plan, subject to stockholder approval of Proposal 3 hereunder to increase the number of shares under the Plan.

         3. On page 11, the section entitled "Security Ownership of Certain Beneficial Owners and Management" should be deleted in its entirety and replaced with the following:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of May 20, 1999 there are 6,630,019 shares of Common Stock issued and outstanding. The following table sets forth, as of the close of business on May 20, 1999, (a) the name, address and number of shares of each person known by the Company to be the beneficial owner of more than 5% of any class of each the Company's voting securities and (b) the number of shares of each class of voting securities owned by each director and all officers and directors as a group, together with their respective percentage holdings of such shares. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from May 20, 1999 upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertibles securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from May 20, 1999 have been exercised. Unless otherwise indicated, the address for each person is 1291 SW 29 Avenue, Pompano Beach, FL 33069.

Name and                              Amount of                    Percentage
Address of                           Beneficial                        of
of Beneficial Owner               Ownership of Stock                 Class
-------------------               ------------------                 -----

Randy S. Selman(1)                  865,849                           11.7%
Alan M. Saperstein(2)               887,173                           12.0%
Benjamin Swirsky(3)                  50,000                              *
Brian K. Service(4)                 110,938                            1.6%
Eric Jacobs(5)                      113,600                            1.7%
Robert J. Wussler(6)                      -                              -
All Officers and
Directors(7)                      2,027,560                           24.2%

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*        represents less than 1%

(1) Includes options to acquire (i) an aggregate of 137,230 shares of common stock at an exercise price of $.00016 per share and options to acquire an aggregate of 625,000 shares of common stock at an exercise price of $2.125 per share. Excludes options to acquire 250,000 shares of common stock at an exercise price of $2.125 per share and options to

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         acquire 450,000 shares of common stock at an exercise price of $16.00 per share, all of which have not yet vested.

(2) Includes options to acquire (i) an aggregate of 137,230 shares of common stock at an exercise price of $.00016 per share and options to acquire an aggregate of 625,000 shares of common stock at an exercise price of $2.125 per share. Excludes options to acquire 250,000 shares of common stock at an exercise price of $2.125 per share and options to acquire 450,000 shares of common stock at an exercise price of $16.00 per share, all of which have not yet vested.

(3) Includes options to purchase 50,000 shares at $2.125 per share. Excludes options to acquire 50,000 shares of Common Stock at an exercise price of $2.125 per share which were granted in August 1997 immediately following the Company's initial public offering and options to acquire 50,000 shares of common stock at an exercise price of $16.00 which were granted in November 1998 and subsequently repriced in June 1999, all of which have not yet vested. Mr. Swirsky's address is 350 Fairlawn Avenue, Toronto, Ontario, Canada.

(4) Includes options to purchase 50,000 shares at $2.125 per share and warrants to purchase an additional 25,000 shares at $3.00. Excludes options to acquire an aggregate of 50,000 shares of common stock at an exercise price of $2.125 per share which were granted in August 1997 immediately following the Company's initial public offering and options to acquire 50,000 shares of common stock at an exercise price of $16.00 which were granted in November 1998 and subsequently repriced in June 1999, all of which have not yet vested. Mr. Service's address is 123 Red Hill Circle, Tiburon, CA 94920.

(5) Includes options to acquire an aggregate of 100,000 shares of common stock at an exercise price of $2.125 per share of which 50,000 were granted in January 1998 and 50,000 were granted in November 1998 and excludes options to purchase 25,000 shares of common stock at $2.125 that have not vested.

(6) Mr. Wussler is a nominee to the Board of Directors. His address is 7904 Sandalfoot Drive, Potomac, MD 20854.

(7)      See footnotes (1) through (6) above.

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